Exhibit 99.1

Modular Medical Announces Pricing of $3.4 Million Registered Direct Offering of Common Stock

SAN DIEGO, CA / ACCESS Newswire / April 19, 2026 / Modular Medical, Inc. (“Modular Medical” or the “Company”) (NASDAQ:MODD), a leader in innovative, patient-centric insulin delivery, today announced the pricing of a registered direct offering (the “Offering”) consisting of 750,000 shares of the Company’s common stock at an offering price of $4.50 per share. The gross proceeds to the Company from the Offering are estimated to be approximately $3.4 million before deducting placement agent fees and other offering expenses. The Offering is expected to close on or about April 21, 2026, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the Offering.

The securities are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-287313), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on May 22, 2025. The Offering will be made only by means of a prospectus supplement and the accompanying prospectus that form a part of such registration statement. A prospectus supplement relating to the Offering will be filed by the Company with the SEC. When available, copies of the prospectus supplement and accompanying prospectus can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, via email at syndicate@maximgrp.com, or telephone at (212) 895-3500.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Modular Medical:

Modular Medical, Inc. (NASDAQ:MODD) is a medical device company that intends to launch the next generation of insulin delivery technology. Using its patented technologies, the Company seeks to eliminate the tradeoff between complexity and efficacy, thereby making top quality insulin delivery both affordable and simple to learn. Its mission is to improve access to the highest standard of glycemic control for people with diabetes, taking it beyond “superusers” and providing “diabetes care for the rest of us.”

Modular Medical was founded by Paul DiPerna, a seasoned medical device professional and microfluidics engineer. Prior to founding Modular Medical, Mr. DiPerna was the founder (in 2005) of Tandem Diabetes and invented and designed its t:slim insulin pump. More information is available at https://modular-medical.com.

Forward-Looking Statements:

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statements contained in this press release, including but not limited to, the closing of the Offering; the Company’s ability to convert patients to use its Pivot pump product; successful development of Modular Medical’s proprietary technologies, whether the market will accept Modular Medical’s products and services, anticipated consumer demand for the Company’s products, whether Modular Medical can successfully manufacture its products at high volumes, general economic, and industry or political conditions in the United States or internationally, as well as other risk factors and business considerations described in Modular Medical’s SEC filings, including its annual report on Form 10-K. Any forward-looking statements in this press release should be evaluated in light of these important risk factors. In addition, any forward-looking statements included in this press release represent Modular Medical’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. Modular Medical assumes no obligation to update these forward-looking statements, except as required by law.

CONTACT:

Jeb Besser

Chief Executive Officer

Modular Medical, Inc.

+1 (617) 399-1741